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                                                                    EXHIBIT 10.8


                               OPERATING AGREEMENT

Purpose of this agreement is to define the working relationship between World Key, Inc., a California corporation, and TravelnStore, LLC, a California Limited Liability corporation.

RECITALS:

1. World Key, Inc. has established goodwill, relationships and contracts throughout travel services industry.

2. TravelnStore, LLC has been formed to develop, implement and promote the TravelnStore.com website and business model.

3. The concept and formation of TravelnStore, LLC has been in part the result of time and investment on the part of officers and shareholders of World Key, Inc. and TravelnStore, LLC can significantly benefit from the goodwill, relationships and contracts which World Key, Inc. has established throughout travel services industry.

4. The continued development of TravelnStore, LLC necessitates continued involvement by officers and shareholders of World Key, Inc., and the utilization of World Key, Inc. premises, equipment and personnel.

5. World Key, Inc. is willing to provide TravelnStore, LLC the use of a portion of its premises, equipment and personnel provided that TravelnStore.com reimburses and/or advances World Key, Inc. funds to compensate World Key, Inc. for said uses.

THEREFORE, WORLD KEY, INC. AND TRAVELNSTORE, LLC AGREE TO THE FOLLOWING:

1. Jim Tyner, Chairman and President of World Key, Inc. will also serve as Managing Member of TravelnStore, LLC. TravelnStore, LLC will reimburse World Key, Inc. for his services at a rate which shall be determined by Jim Tyner based upon his evaluation of his efforts managing and directing TravelnStore, LLC.

2. Yula Greco, Vice President and Secretary of World Key, Inc. will act as Controller for TravelnStore, LLC at the direction of Jim Tyner. Jim Tyner will determine the reimbursement to World Key, Inc. from TravelnStore, LLC for the services of Yula Greco. World Key Inc. shall also be reimbursed for the use of any World Key, Inc. employee.

3. TravelnStore, LLC shall reimburse World Key, Inc. for a portion of the World Key, Inc. premises located at 900 Acaso, Camarillo, California. Jim Tyner shall determine the rental rate and utilities to be paid by TravelnStore, LLC for the use of the premises.

4. Jim Tyner is also authorized to reimburse or advance World Key, Inc. funds from TravelnStore, LLC as he may determine from time to time are in the best interests of the shareholders of World Key, Inc. and the members of TravelnStore, LLC.

5. Jim Tyner is authorized to advance or transfer funds between World Key, Inc. and TravelnStore, LLC as may be required based upon his determination as to the best interests of the shareholders of World Key, Inc. and the members of TravelnStore, LLC. Any advances of services or cash to TravelnStore, LLC from World Key, Inc. will be considered a general obligation of TravelnStore, LLC payable to


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World Key, Inc. Any advances of services or cash to World Key, Inc. from
TravelnStore, LLC in excess of the reimbursements required by this Agreement shall be considered a general obligation of World Key, Inc. payable to TravelnStore, LLC.

GENERAL TERMS AND CONDITIONS:

1. This Agreement is to be executed on behalf of World Key, Inc. by Jim Tyner and Yula Greco representing a majority of the shares of World Key, Inc. and on behalf of TravelnStore, LLC by Jim Tyner, Yula Greco and John Toal representing a majority of the membership interests of TravelnStore, LLC having received the concurrence of Donald G.
Scanlin and Stevan M. Saylor.

2. This Agreement is made in the county of Ventura, state of California and shall be governed by those legal jurisdictions.

3. This Agreement may be modified and amended from time to time by mutual agreement of the parties.

4. This Agreement shall bind the parties and any successor entities of either.

This is Agreement is entered into September 8, 1998.

FOR WORLD KEY, INC.:                    FOR TRAVELNSTORE, LLC:

Signed Jim Tyner                        Signed Jim Tyner

Signed Yula Greco                       Signed Yula Greco

                                        Signed John Toal